NEWS RELEASE

FOR IMMEDIATE RELEASE                                   Contact:  Brian H. Strom
February 9, 2004                                        (916) 786-1118
                                                        President - CEO

         SureWest Files Lawsuit to Recover $2 million from Fraud Scheme

(ROSEVILLE, CALIFORNIA) - SureWest Communications (Nasdaq:SURW) today filed a civil lawsuit seeking to recover $2 million and other costs from five individuals and a private company allegedly associated with a fraudulent scheme to illegally transfer SureWest funds to outside accounts. Three of the people named in the suit, including a former SureWest employee, were arrested last week by federal agents on charges of mail fraud, conspiracy and money laundering.

The suit was filed in Placer County Superior Court and includes as defendants former SureWest employee Jeffrey R. Wells, his father Larry J. Wells, and Henry
M. Kaiser, a business associate of Larry Wells, all of whom were arrested on February 5, 2004, in the related federal probe of the scheme. Also named as defendants were Scott R. Wells, the brother of Jeffrey Wells, and Gene C. Choy, believed to be a principal in the venture partnership that was allegedly to benefit from the scheme. The lawsuit says the defendants sought to illegally divert several million dollars in SureWest cash and investment funds controlled by Jeffrey Wells to outside accounts to secure financing for Quivira Ventures, owned or controlled by the elder Wells, Kaiser and Choy.

Most of the funds involved in the scheme have been recovered. The suit seeks recovery of the remaining $2 million still unaccounted for, along with compensatory and punitive damages, any interest or profits realized from illegal investments and other costs.

The lawsuit was part of several measures announced last week by the company after investigations by the SureWest's Audit Committee and federal agents uncovered the scheme. The federal charges claim the three arrested last week conspired to illegally transfer company cash and investment funds to outside accounts, and sought to conceal the scheme by returning the funds at certain times to company accounts to avoid the scrutiny of auditors. The investigations were triggered when Jeffrey Wells abruptly resigned just prior to scheduled year-end audits.

SureWest expects to file an insurance claim shortly to recover the funds and has suspended investment operations pending the results of a comprehensive internal investigation by the Audit Committee of the Board of Directors.

About SureWest

With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, changes affecting the California economy in general and the Sacramento, California region in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

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